               Section 240.14a-101  Schedule 14A.
          Information required in proxy statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

                INDEPENDENCE HOLDING COMPANY
..................................................................
     (Name of Registrant as Specified In Its Charter)


..................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                          INDEPENDENCE HOLDING COMPANY

                              -------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JUNE 21, 2002
                              -------------------

To the Stockholders of
INDEPENDENCE HOLDING COMPANY:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of INDEPENDENCE HOLDING COMPANY (the 'Company') will be held on Friday, June 21, 2002 at 9:30 A.M., EDT, at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut for the following purposes:

        1. To elect nine directors of the Company;

        2. To vote upon a proposal to ratify the selection of independent auditors; and

        3. To transact such other business as may properly come before the meeting and any adjournment thereof.

    Only stockholders of record at the close of business on April 30, 2002 are entitled to notice of, and to vote at, the Annual Meeting of Stockholders.

    Your attention is directed to the Proxy Statement submitted with this notice. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE DATE AND SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IN THE EVENT A STOCKHOLDER DECIDES TO ATTEND THE MEETING, SUCH STOCKHOLDER MAY REVOKE SUCH PROXY AND VOTE SUCH SHARES IN PERSON. No postage need be affixed to the enclosed envelope if mailed in the United States.

                                           By Order of the Board of Directors

                                           David T. Kettig
                                           Secretary

April 30, 2002

                          INDEPENDENCE HOLDING COMPANY
                             96 CUMMINGS POINT ROAD
                               STAMFORD, CT 06902
                                  203-358-8000

                             ---------------------
                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Independence Holding Company (the 'Company') of Proxies to be used at the Annual Meeting of Stockholders to be held at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut on June 21, 2002 at 9:30 A.M., EDT. In addition to solicitation of Proxies by mail, the directors, officers and employees of the Company may solicit Proxies personally, by telephone, telefax or telegram. The expense of all such solicitation, including the cost of preparing, printing and mailing this Proxy Statement, will be borne by the Company. The Company will, upon request, reimburse brokers, banks or other persons for their reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of the Company's shares. This Proxy Statement and the accompanying Proxy and the Company's Annual Report to Stockholders, which contains financial statements for the year ended December 31, 2001, will first be mailed to stockholders of the Company on or about May 16, 2002.

    If the enclosed form of Proxy is executed and returned, it will be voted as directed by the stockholder. If no directions are given, Proxies will be voted
(i) for election as directors of all of the nominees specified therein and (ii) for the ratification of the selection of KPMG LLP ('KPMG') as independent auditors for the calendar year 2002. A Proxy may be revoked at any time, insofar as the authority granted thereby has not been exercised at the Annual Meeting of Stockholders, by filing with the Secretary of the Company a written revocation or a duly executed Proxy bearing a later date. Any stockholder present at the meeting may vote personally on all matters brought before the meeting and, in that event, such stockholder's Proxy will not be used at the meeting by holders of the Proxy.

    Only stockholders of record as of the close of business on April 30, 2002 will be entitled to vote at the meeting. On March 31, 2002, the Company had outstanding and entitled to one vote per share, 7,786,367 shares of Common Stock, par value $1.00 per share ('Common Stock'). An additional 1,998,289 shares of Common Stock are held in treasury by the Company and are not entitled to vote. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the votes cast on proposals presented to stockholders, whereas broker non-votes are not counted for purposes of determining whether a proposal has been approved.

    If no contrary instruction is indicated, shares represented by properly executed Proxies in the accompanying form of proxy will be voted by the persons designated in the printed portion thereof (i) FOR the election of the nominees named below to serve as directors for a one-year term, and (ii) and FOR the ratification of the selection of KPMG as independent auditors for the calendar year 2002. Each director must be elected by the affirmative vote of a plurality of the votes cast at the meeting by the holders of shares of Common Stock represented in person or by Proxy. Approval of KPMG as independent auditors requires the affirmative vote of a majority of the shares of Common Stock present or represented at the meeting.

    Management does not know of any other matters to be brought before the meeting at this time; however, if any other matters are brought before the meeting, the proxy holder shall vote in his discretion with respect to the matter. In the event a stockholder specifies a different choice on the Proxy, such stockholder's shares will be voted or withheld in accordance with the specifications so made. Should any nominee for director named herein become unable or unwilling to accept nomination or election, it is intended that the persons acting under proxy will vote for the election of such other person as the Board of Directors of the Company may recommend unless the number of directors is reduced by the Board of Directors. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected to office.

                             PRINCIPAL STOCKHOLDERS

    Listed below are the number of shares of Common Stock beneficially owned as of March 31, 2002 by the holders of more than 5% of the Common Stock of the Company.

                                                              COMMON STOCK
                                                              ------------
Geneve Holdings, Inc.(1) ...................................   4,530,895
  96 Cummings Point Road                                             58%
  Stamford, Connecticut 06902

---------

(1) According to (i) information disclosed in Amendment No. 35 to Schedule 13D dated May 9, 2001 of Geneve Holdings, Inc. (together with its affiliates also referred to herein as 'Geneve') supplemented by (ii) information provided to the Company by Geneve in response to a Company questionnaire, a group consisting of Geneve and certain of its affiliates are the beneficial owners of 4,530,895 shares of Common Stock. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

                              -------------------

    To the best knowledge of the Company, Geneve has sole investment and voting power with respect to the shares listed above, and no other person or persons acting in concert own beneficially more than 5% of the Common Stock.

    The following table sets forth for each director of the Company, the Chief Executive Officer and the four other most highly compensated executive officers of the Company for the year ended

December 31, 2001 (the 'Named Officers'), and for all directors and executive officers of the Company as a group, information regarding beneficial ownership of Common Stock as of March 31, 2002.

                                             NUMBER OF                     PERCENT OF CLASS
                   NAME                       SHARES                       ENTITLED TO VOTE
                   ----                       ------                       ----------------
Alex Giordano..............................    19,300(1)                          *
Larry R. Graber............................    30,278(2)                          *
Harold E. Johnson..........................    14,300(3)                          *
David T. Kettig............................    30,554(4)                          *
Allan C. Kirkman...........................     6,600(5)                          *
Steven B. Lapin............................    46,345                             *
Edward Netter..............................          (6)                          --
Robert P. Ross, Jr.........................    90,592(7)                          1.2%
Edward J. Scheider.........................    86,059(8)                          1.1%
Roy L. Standfest...........................     1,100                             *
James G. Tatum.............................     4,983(9)                          *
Roy T.K. Thung.............................   323,094(10)                         4.0%
All directors and executive officers as a
  group (15 persons).......................   709,759(1)(2)(3)(4)(5)              8.7%
                                                     (6)(7)(8)(9)(10)(11)

---------

 (1) Includes 18,750 shares of Common Stock subject to options granted to Mr. Giordano, all of which are exercisable within 60 days after March 31, 2002.

 (2) Includes 26,584 shares of Common Stock subject to options granted to Mr. Graber, all of which are exercisable within 60 days after March 31, 2002.

 (3) Includes 4,950 shares of Common Stock subject to options granted to Mr. Johnson, all of which are exercisable within 60 days after March 31, 2002.

 (4) Includes 24,417 shares of Common Stock subject to options granted to Mr. Kettig, all of which are exercisable within 60 days after March 31, 2002.

 (5) Includes 5,500 shares of Common Stock subject to options granted to Mr Kirkman, all of which are exercisable within 60 days after March 31, 2002.

 (6) As described in the table relating to Principal Stockholders, Geneve and certain of its affiliates are the beneficial owners of 4,530,895 shares of Common Stock, which represents 58% of the outstanding Common Stock as of March 31, 2002. Mr. Edward Netter, Chairman and a director of the Company, is an executive officer and a director of Geneve. Mr. Netter and members of his family control Geneve by virtue of his voting interest. Mr. Netter disclaims beneficial ownership as to the shares of Common Stock owned by Geneve.

 (7) Includes 165 shares of Common Stock owned by Mr. Ross' wife, 88,927 shares owned by Starboard Partners, L.P., a limited partnership managed by an entity controlled by Mr. Ross ('Starboard L.P.'), and 1,100 shares of Common Stock subject to options granted to Mr. Ross, all of which are exercisable within 60 days after March 31, 2002. Mr. Ross disclaims beneficial ownership of the shares owned by his wife and Starboard L.P.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (8) Includes 36,850 shares of Common Stock owned by Mr. Scheider's wife's estate, as to which shares Mr. Scheider disclaims beneficial ownership, and 550 shares of Common Stock subject to options granted to Mr. Scheider, all of which are exercisable within 60 days after March 31, 2002.

 (9) Includes 638 shares owned by Mr. Tatum's wife, as to which shares Mr. Tatum disclaims beneficial ownership.

(10) Includes 228,917 shares of Common Stock subject to options granted to Mr. Thung, all of which are exercisable within 60 days after March 31, 2002.

(11) Includes 56,554 shares of Common Stock subject to options granted to three executive officers, all of which are exercisable within 60 days after March 31, 2002.

*   Represents less than 1% of the outstanding Common Stock.

                                   PROPOSAL 1
                       NOMINEES FOR ELECTION AS DIRECTORS

    Nine directors will be elected at the meeting, each to hold office until the next Annual Meeting of Stockholders and until such director's successor shall be elected and shall qualify.

    It is intended that shares represented by Proxies will be voted for the election of the nominees named below. If at the time of the meeting any of the nominees should be unwilling or unable to serve, the discretionary authority provided in the Proxy will be exercised to vote for a substitute or substitutes, as the Board of Directors recommends. The Board has no reason to believe that any of the nominees will be unwilling or unable to serve as a director.

    The persons named below have been nominated for election as directors. All of such nominees presently serve as directors of the Company.

LARRY R. GRABER, age 52
Director

    Since January 2000, director of the Company; since April 1996 a director and President of Madison National Life Insurance Company, Inc., a wholly-owned subsidiary of the Company with principal offices in Middleton, Wisconsin; since April 1996, a director and President of Southern Life and Health Insurance Company, a wholly-owned insurance company with principal offices in Homewood, Alabama, which is a subsidiary of Geneve Corporation, a private diversified holding company with principal offices in Stamford, Connecticut, which is an affiliate of the Company ('Geneve').

HAROLD E. JOHNSON, age 83
Director

    Since November 1987, director of the Company; for more than five years prior to retirement in 1983, Executive Vice President of The Continental Corporation, a diversified insurance and financial holding company with principal offices in New York, New York.

ALLAN C. KIRKMAN, age 58
Director

    Since December 1980, director of the Company; for more than the past five years, Executive Vice President of Mellon Bank, N.A., a national bank with principal offices in Pittsburgh, Pennsylvania.

STEVEN B. LAPIN, age 56
Vice Chairman
Director

    Since July 1991, director of the Company; since July 1999, Vice Chairman of the Company; for more than five years prior to July 1999, President and Chief Operating Officer of the Company; for more than the past five years, President and Chief Operating Officer and a director of Geneve; since January 1998, a director of The Aristotle Corporation, a holding company with principal offices in New Haven, Connecticut which, through subsidiaries, designs, manufactures and markets health and medical education teaching aids and develops computer-based training products ('Aristotle').

EDWARD NETTER, age 69
Chairman
Director

    Since December 1980, director of the Company; since August 1997, Chairman of the Compensation Committee; for more than the past five years, Chairman of the Company; for more than five years prior to January 2000, Chief Executive Officer of the Company; from December 1990 to November 1993, President of the Company; for more than the past five years, Chairman, Chief Executive Officer and director of Geneve; since January 1998, a director of Aristotle.

ROBERT P. ROSS, JR., age 59
Director

    Since April 2000, director of the Company; for more than the past five years, Chairman of GRO Corporation, a NASD registered broker/dealer located in Houston, Texas and licensed in all 50 states that offers trading services to individuals and money managers at discount prices, and Chairman of The Starboard Capital Management Corporation, located in Houston, Texas, which manages Starboard Partners, L.P., a hedge fund for high net worth individuals and corporate clients.

EDWARD J. SCHEIDER, age 85
Director

    Since November 1987, director of the Company and Chairman of the Audit Committee; for more than five years prior to retirement in March 1995, Vice President of Kidder, Peabody & Co., Inc., an investment banking and brokerage firm with principal offices in New York, New York.

JAMES G. TATUM, age 60
Director

    Since April 2000, director of the Company; for more than the past five years, registered investment advisor, located in Birmingham, Alabama, managing funds for individual, corporate and trust clients.

ROY T.K. THUNG, age 58
Chief Executive Officer, President and
Director

    Since December 1990, director of the Company; since January 2000, Chief Executive Officer of the Company; since July 1999, President of the Company; for more than five years prior to July 1999, Executive Vice President and Chief Financial Officer of the Company; from May 1990 to November 1993, Senior Vice President, Chief Financial Officer and Treasurer of the Company; from June 1983 to December 1986, director of the Company; for more than the past five years, Executive Vice President of Geneve.

                              -------------------

    Between January 1, 2001 and December 31, 2001, the Board of Directors of the Company met five times. In addition, the Audit Committee of the Board, which exercises responsibility in respect of the recommendation of the Company's independent auditors, the review of such auditor's audit and recommendations concerning internal controls, met five times. All members of the Audit Committee meet the independence standards of the rules promulgated by the National Association of Securities Dealers. The Audit Committee currently consists of Messrs. Scheider, Johnson and Tatum. The Compensation Committee of the Board, which exercises responsibility in respect of recommendations concerning compensation matters, currently consists of Messrs. Netter, Johnson and Kirkman. The Compensation Committee met once in 2001. Each director who has been nominated for election as a director attended at least 75% of the Board meetings and meetings of Committees on which such director served. Directors of the Company who are not also officers of the Company receive a monthly fee of $500 plus $400 for each Board or Committee meeting attended. Directors who are officers of the Company do not receive compensation for serving as directors of the Company.

    Pursuant to the Company's 1988 Stock Incentive Plan, directors of the Company who are not also employees of the Company or a subsidiary ('Independent Directors') are each entitled to receive non-qualified stock options with respect to 550 shares of Common Stock at the first meeting of the Board of Directors following each Annual Meeting of Stockholders of the Company, which stock options vest six months after date of grant. Outstanding options granted at such 2001 Board meeting fully vested on December 29, 2001, and have an exercise price of $14.97 per share.

                               EXECUTIVE OFFICERS

    In addition to Messrs. Lapin, Netter and Thung, listed above, who also serve as directors of the Company, set forth below are each executive officer's name, age, all positions and offices held with the Company, principal occupations and business experience during the past five years. Officers are elected by the Board of Directors, each to serve until his or her successor is elected and has qualified, or until his or her earlier resignation, removal from office or death.

ALEX GIORDANO, age 59
Vice President -- Marketing

    Since February 2000, Vice President -- Marketing of the Company; for more than the past five years, Executive Vice President, Chief Marketing Officer and a director of Standard Security Life Insurance Company of New York, a wholly-owned subsidiary of the Company located in New York, New York ('Standard Security'); for more than the past five years, President and a director of First

Standard Security Insurance Company, a wholly-owned subsidiary of Standard Security located in New York, New York ('First Standard').

TERESA A. HERBERT, age 40
Vice President and Chief Financial Officer

    Since July 1999, Chief Financial Officer of the Company; for more than five years prior to July 1999, Vice President and Controller of the Company; since March 1, 2001, Vice President of Geneve.

DAVID T. KETTIG, age 43
Vice President -- Legal and Secretary

    For more than the past five years, Vice President -- Legal and Secretary of the Company; since October 1998, Senior Vice President and Chief Administrative Officer of Standard Security; for more than the past five years, Vice
President -- Legal and Secretary of Geneve; since September 2001, a director of First Standard.

BRIAN R. SCHLIER, age 47
Vice President -- Taxation

    For more than the past five years, Vice President -- Taxation of the Company; for more than the past five years, Director of Taxation of Geneve.

ROY L. STANDFEST, age 38
Vice President -- Investments and Chief Investment Officer

    Since April 1999, Vice President -- Investments and Chief Investment Officer of the Company; since April 1999, Vice President -- Investments and Chief Investment Officer of Geneve; since September 2000, Vice President-Investments and Chief Investment Officer of Standard Security; from September 1997 to March 1999, Vice President of Daiwa America Strategic Advisors Corporation, a proprietary fixed-income trading group affiliated with Daiwa Securities America with principal offices in New York, New York; for more than two years prior to October 1996, Managing Director of MetLife Investment Management Company, a fixed-income money manager affiliated with MetLife Insurance Company with principal offices in White Plains, New York.

C. WINFIELD SWARR, age 61
Vice President and Chief Underwriting Officer

    Since August 2000, Vice President and Chief Underwriting Officer of the Company; since August 2000, Senior Vice President and Chief Underwriting Officer of Standard Security; for more than five years prior to August 2000, Vice President and Accident and Health Underwriting Officer of General Reinsurance, a reinsurance company with principal offices in Stamford, Connecticut.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

    The following table sets forth compensation paid by the Company and its subsidiaries to the Named Officers for services rendered for the last three fiscal years.

                                                                     LONG TERM COMPENSATION
                                                               -----------------------------------
                               ANNUAL COMPENSATION                      AWARDS             PAYOUTS
                     ---------------------------------------   -------------------------   -------
        (a)          (b)      (c)       (d)         (e)           (f)           (g)          (h)           (i)
                                                               RESTRICTED    SECURITIES
                                                OTHER ANNUAL     STOCK       UNDERLYING     LTIP        ALL OTHER
NAME AND PRINCIPAL          SALARY     BONUS    COMPENSATION     AWARDS     OPTIONS/SARS   PAYOUTS   COMPENSATION(1)
POSITION             YEAR     ($)       ($)         ($)           ($)           (#)          ($)           ($)
--------             ----     ---       ---         ---           ---           ---          ---           ---
Roy T.K. Thung ....  2001   286,225   285,025      --            --          90,000          --           57,318
  Chief Executive    2000   286,199   285,025      --            --            --            --           49,988
  Officer and        1999   224,062   135,000      --            --          147,950         --           45,589
  President
Roy L.               2001   161,535   137,585      --            --            --            --            1,141
  Standfest .......  2000   161,071   138,680      --            --            --            --            1,016
  Vice President --  1999   104,808   134,000      --            --          24,750          --              762
  Investments
David T. Kettig ...  2001   188,250    72,000      --            --          10,000          --            5,538
  Vice President --  2000   175,750    67,500      --            --            --            --            6,488
  Legal and          1999   145,900    30,000      --            --          11,000          --            4,374
  Secretary
Edward Netter .....  2001   175,202    50,000      --            --            --            --              562
  Chairman           2000   175,198    50,000      --            --            --            --            1,548
                     1999   255,105    50,000      --            --            --            --            2,634
Alex Giordano .....  2001   172,200    50,000      --            --          15,000          --            7,888
  Vice President --  2000   165,000    40,000      --            --           8,250          --            8,463
  Marketing          1999   165,000    50,000      --            --            --            --           12,483

---------

(1) Amounts shown for 1999, 2000 and 2001 for all of the Named Officers include the dollar value of premiums paid for term life insurance. In addition, amounts shown for Mr. Thung include amounts accrued during 1999, 2000 and 2001 under a Retirement Benefit Agreement with the Company (described below under the heading 'Retirement Benefit Agreement'). The amounts shown for Messrs. Kettig and Giordano include profit-sharing contributions by Standard Security to their 401(k) accounts of (i) $1,679, $3,596 and $3,326, respectively, in 1999, 2000 and 2001 for Mr. Kettig and (ii) $4,500, $4,800 and $5,100, respectively, in 1999, 2000 and 2001 for Mr. Giordano.
    Mr. Giordano also received $5,760, $1,440 and $1,440, respectively, in 1999, 2000 and 2001 as a car allowance. Certain of the Named Officers also received compensation and benefits during 1999, 2000 and 2001 from Geneve and/or its affiliates (other than the Company) for services rendered to such companies, which amounts are not included in this table.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning grants of stock options to the Named Officers who received grants during 2001.

                                                                                                    GRANT DATE
                                        INDIVIDUAL GRANTS                                              VALUE
-------------------------------------------------------------------------------------------------   -----------
                  (a)                        (b)             (c)             (d)          (e)           (f)
                                          NUMBER OF
                                          SECURITIES      % OF TOTAL
                                          UNDERLYING     OPTIONS/SARS
                                         OPTIONS/SARS     GRANTED TO     EXERCISE OR                GRANT DATE
                                           GRANTED        EMPLOYEES      BASE PRICE    EXPIRATION     PRESENT
                 NAME                        (#)        IN FISCAL YEAR     ($/SH)         DATE       VALUE$(1)
                 ----                    ------------   --------------   -----------   ----------   -----------
Alex Giordano..........................   15,000              13%           13.19      3/20/06        107,100
David T. Kettig........................   10,000               8%           13.19      3/20/06         71,400
Roy T.K. Thung.........................   90,000              75%           13.19      3/20/06        642,600

(1) Present value determinations were made using the Black-Scholes model of theoretical options pricing, and were based on the following assumptions:
    (A) expected volatility is based on the one year period, calculated weekly, preceding the date of grant; (B) the risk-free rate of return is based on the 10 year U.S. Treasury Note yield to maturity as at the date of grant;
    (C) dividend yield assumes that the current dividend rate paid on the Common Stock continues unchanged until the expiration date of the options; and (D) a three-year phased-in vesting period that averages two years. The actual value a Named Officer receives is dependent on future stock market conditions, and there can be no assurance that the amounts reflected in column (f) of the Option/SAR Grants Table will actually be realized. No gain would be realized by a Named Officer without appreciation in the market value of the Common Stock, which would benefit all stockholders commensurately.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION/SAR VALUES

    The following table sets forth certain information concerning stock options and SARs of the Named Officers who had options or SARs at December 31, 2001.

                (a)                       (b)          (c)            (d)                (e)
                                                                   NUMBER OF
                                                                  SECURITIES          VALUE OF
                                                                  UNDERLYING         UNEXERCISED
                                                                  UNEXERCISED       IN-THE-MONEY
                                                                 OPTIONS/SARS       OPTIONS/SARS
                                        SHARES                   AT FY-END(#)       AT FY-END($)
                                      ACQUIRED ON     VALUE      EXERCISEABLE/      EXERCISEABLE/
                NAME                  EXERCISE(#)  REALIZED($)  UNEXERCISEABLE     UNEXERCISEABLE
                ----                  -----------  -----------  --------------     --------------
Alex Giordano.......................      -0-          -0-        13,750/23,250     151,388/115,215
David T. Kettig.....................      -0-          -0-        21,083/13,667      225,268/74,319
Roy L. Standfest....................      -0-          -0-           -0-/24,750         -0-/160,628
Roy T.K. Thung......................      -0-          -0-      198,917/137,483   1,958,076/780,067

RETIREMENT BENEFIT AGREEMENT

    In 1991, the Company entered into a retirement benefit agreement with Mr. Thung pursuant to which he is entitled to receive cash payments, based upon his salary, at such time as he retires or otherwise terminates his employment with the Company. Such payments are fully vested. Assuming that his employment with the Company had terminated on December 31, 2001, Mr. Thung would have been entitled to receive approximately $661,156, which amount increases each year he remains employed by the Company until he attains age 62. Of such amount, $54,591 was accrued in 2001.

EQUITY COMPENSATION PLAN INFORMATION

    The following table gives information about the Company's common stock that may be issued upon exercise of options under the Company's existing equity compensation plans as of December 31, 2001.

                                                    (a)               (b)                    (c)
                                                                                     NUMBER OF SECURITIES
                                                 NUMBER OF                           REMAINING AVAILABLE
                                               SECURITIES TO        WEIGHTED         FOR FUTURE ISSUANCE
                                               BE ISSUED UPON   AVERAGE EXERCISE         UNDER EQUITY
                                                EXERCISE OF         PRICE OF          COMPENSATION PLANS
                                                OUTSTANDING       OUTSTANDING       (EXCLUDING SECURITIES
                PLAN CATEGORY                     OPTIONS          OPTIONS($)      REFLECTED IN COLUMN (a))
                -------------                     -------          ----------      ------------------------
Equity compensation plans approved by
  security holders...........................     639,200             9.56                 144,650

REPORT OF THE AUDIT COMMITTEE

    The Audit Committee is responsible for providing independent, objective oversight of the Company's internal controls and financial reporting process. The Audit Committee operates under a written charter approved by the Board of Directors.

    In connection with these responsibilities, the Audit Committee met with both management and KPMG to discuss the December 31, 2001 financial statements. The Audit Committee discussed with KPMG their independence from the Company and its management, including the matters in the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). In addition, the Audit Committee discussed with KPMG any matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

    Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

MEMBERS OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS:

     HAROLD E. JOHNSON      JAMES G. TATUM      EDWARD J. SCHEIDER, Chairman

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    Management's recommendations as to the form and level of compensation of the Company's executive officers are subject to the approval of the Compensation Committee of the Board of Directors. The Committee has not retained a compensation consultant.

    The Company's compensation policies seek to attract and retain key executives necessary to the long-term success of the Company, to align compensation with both annual and long-term strategic plans and goals and to reward performance in the continued growth and success of the Company and in the enhancement of shareholder values. In furtherance of these goals, the Company has employed a combination of annual base salaries, which are set at levels which management believes to be competitive with industry and regional pay practices and economic conditions, and annual and longer term incentive compensation, including options to purchase Common Stock.

Management recommended to the Compensation Committee a bonus pool for the Company's employees (including the executive officers) based on the Company's performance in 2001 (including management's accomplishments in enhancing the insurance group's control of its distribution network, expanding its products, strategically planning the direction of the insurance group, and improving the Company's profitability). The amount of the 2001 bonus pool was approved by the disinterested members of the Committee. Specifically regarding the chief executive officer, Roy Thung, base salary has been determined by considering Company and individual performance. Mr. Thung's annual bonus payments are subject to approval by the disinterested members of the Compensation Committee.

MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

      HAROLD E. JOHNSON      ALLAN C. KIRKMAN      EDWARD NETTER, Chairman

PERFORMANCE GRAPH

    Set forth below is a line graph comparing the five year cumulative total return of the Common Stock with that of the Nasdaq Stock Market (US) Index and the Nasdaq Stock Market Insurance Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG INDEPENDENCE HOLDING COMPANY, NASDAQ STOCK MARKET (U.S.) INDEX
                       AND NASDAQ INSURANCE STOCKS INDEX


                               [PERFORMANCE GRAPH]


                                   1996     1997    1998    1999    2000     2001
                                   ----     ----    ----    ----    ----     ----
NASDAQ STOCK MARKET (U.S.) INDEX   $100     $122    $173    $321    $193     $153
NASDAQ INSURANCE STOCKS INDEX       100      147     131     101     127      137
INDEPENDENCE HOLDING COMPANY        100      163     191     160     204      272


* Assumes that dividends were reinvested and is based on a $100 investment on December 31, 1996; indices data obtained from Center for Research in Security Price (CRSP)

                           RELATED PARTY TRANSACTIONS

    The Company and Geneve operate under cost-sharing arrangements pursuant to which certain items are allocated between the companies. During 2001, the Company paid to Geneve or accrued for payment thereto approximately $248,000 under such arrangements, and paid or accrued approximately an additional $60,000 for the first quarter of 2002. Geneve also provides the Company the use of office space as its corporate headquarters for annual consideration of $236,000. In addition, certain directors, officers and/or employees of the Company or its subsidiaries, who are also directors, officers and/or employees of Geneve, received compensation and benefits from Geneve for services rendered thereto since January 1, 2001. The foregoing is subject to the approval of the Audit Committee of the Board of Directors at least annually, and management of the Company believes that the terms thereof are no less favorable than could be obtained by the Company from unrelated parties on an arm's length basis.

    At various times since January 1, 2001, certain securities transfers were made between the Company and/or certain of its subsidiaries, on the one hand, and Geneve, on the other hand, at fair market value. The Company has invested as a limited partner in Dolphin Limited Partnership-A, an investment partnership. Mr. Donald Netter is the Chairman, Chief Executive Officer and President, and the indirect principal owner, of the managing member of the general partner of Dolphin Limited Partnership-A. Mr. Donald Netter is the son of Mr. Edward Netter. Pursuant to the terms of the Partnership Agreement, all limited partners are charged quarterly management fees, an annual performance-based incentive allocation and other defined expenses.

                                   PROPOSAL 2
                    RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors has selected KPMG as the independent auditors of the Company for the year 2002. It is anticipated that representatives of KPMG, who also served as the Company's auditors for 2001, will be present at the Annual Meeting of Stockholders and will have an opportunity to make a statement if they so desire and to answer any appropriate questions.

    The following table presents fees for professional audit services rendered by KPMG for the audit of the Company's annual financial statements for 2001, and fees billed for other services rendered by KPMG.


Audit fees, excluding audit related.                          $600,000
                                                              --------
                                                              --------
Financial information systems design and implementation.....         0
All other fees:
    Audit related fees (1)..................................         0
    Other non-audit services (2)............................    89,000
                                                              --------
Total all other fees........................................  $ 89,000
                                                              --------
                                                              --------

---------

(1) Researching issues related to generally accepted accounting principles.
(2) Other non-audit fees consisted of tax compliance and actuarial services.

    The Audit Committee has considered whether the provision of these services is compatible with maintaining the independence of KPMG.

             THE BOARD OF DIRECTORS RECOMMENDS A VOTE 'FOR' PROPOSAL 2.

                             STOCKHOLDER PROPOSALS

    Any proposal which a stockholder intends to present at the Annual Meeting of Stockholders to be held in 2003 must be received at the Company's principal executive office not later than December 31, 2002 in order to be includable in the proxy material for such meeting.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, the Board of Directors knows of no other business to be presented for action at the meeting. As to any business which would properly come before the meeting, the Proxies confer discretionary authority in the persons named therein and those persons will vote or act in accordance with their best judgment with respect thereto.

                                         By Order of the Board of Directors

                                         DAVID T. KETTIG
                                         Secretary

April 30, 2002

                                  Appendix 1

                                REVOCABLE PROXY
                          INDEPENDENCE HOLDING COMPANY

-----  PLEASE MARK VOTES
  X    AS IN THIS EXAMPLE
-----

                         ANNUAL MEETING OF STOCKHOLDERS
                                 JUNE 21, 2002
               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS.

The undersigned stockholder of Independence Holding Company (the "Company") hereby appoints Steven B. Lapin and David T. Kettig, and each or either of them, the true and lawful proxies, agents and attorneys of the undersigned, each with full power to act without the other and with full power of substitution to vote all shares of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held on Friday, June 21, 2002 at 9:30 A.M., E.D.T., at the Hyatt Regency Greenwich, 1800 E. Putnam Avenue, Old Greenwich, Connecticut and at any adjournment or postponement thereof.


                                    ------------------------------------
Please be sure to sign and date       Date
 this Proxy in the box below.
------------------------------------------------------------------------

_____Stockholder sign above _________ Co-holder (if any) sign above ____

                                                       With-   For All
                                               For     hold    Except
                                              -----    -----    -----
1. To elect nine directors:
    Nominees:                                 -----    -----    -----

Larry R. Graber, Harold E. Johnson, Allan C. Kirkman, Steven B. Lapin, Edward Netter, Robert P. Ross, Jr., Edward J. Schelder, James G. Tatum and Roy T.K. Thung

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For All Except" and write that nominee's name in the space provided below.

-------------------------------------------------------------

2. To ratify the appointment of KPMG LLP as      For    Against   Abstain
   independent auditors for the fiscal year     ------   -----     -----
   ending December 31, 2002.
                                                ------   -----     -----
3. To transact any other business that may properly come before the Annual Meeting and any adjournment or postponement thereof.

   The Board of Directors recommends a vote "FOR" all proposals.

   The shares represented by this proxy card will be voted as directed above. If no direction is given and the proxy card is validly executed, the shares will be voted FOR all listed proposals.

   The undersigned hereby ratifies and confirms all that said proxies, agents, and attorneys, or any of them or their substitutes, lawfully may do at the meeting and hereby revokes all proxies heretofore given by the undersigned to vote at said meeting or any adjournment or postponement thereof.

   Please sign the Proxy exactly as your name(s) appears hereon. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, the signature should be that of an authorized officer who should state his or her title.

   Detach above card, sign, date and mail in postage paid envelope provided.

                          INDEPENDENCE HOLDING COMPANY
              96 Cummings Point Road o Stamford, Connecticut 06902

--------------------------------------------------------------------------------
                          PLEASE DATE, SIGN AND RETURN.
                   YOUR PROMPT ATTENTION WILL BE APPRECIATED.
--------------------------------------------------------------------------------

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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